SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant               [x]
Filed by a Party other than the Registrant     [  ]
Check the appropriate box:
    [ ]               Preliminary Proxy Statement
    [ ]               Confidential, for Use of the Commission Only (as permitted by Rule 14a-b(e)(2))
[x]               Definitive Proxy Statement
[ ]               Definitive Additional Materials
[ ]               Soliciting Material Pursuant to §240.14a-12

PIZZA INN, INC.
 (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[x]           No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        1)    Title of each class of securities to which transaction applies:2)
        2)    Aggregate number of securities to which transaction applies:
        3)    Per unit price or other underlying value of transaction computed pursuant toExchange Act Rule 0-11 (set for the amount on which the filing fee is calculatedand state how it was determined):
        4)    Proposed maximum aggregate value of transaction:
        5)    Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ]    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        1)    Amount Previously Paid:
        2)    Form, Schedule or Registration Statement No.:
        3)    Filing Party:
        4)    Date Filed:

Mark E Schwarz	Pizza Inn, Inc.
Chairman of the Board	3551 Plano Parkway
The Colony, Texas 75056
Charles R. Morrison	www.pizzainn.com
Interim Chief Executive Officer and President

To our Shareholders:

We are pleased to invite you to the 2007 Annual Meeting of Shareholders of Pizza Inn, Inc. to be held at Pizza Inn’s corporate offices, 3551 Plano Parkway, The Colony, Texas 75056, on Thursday, December 13, 2007, at 10:00 a.m., local time.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is important.  Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. To vote your shares, you may use the enclosed proxy card, vote via the Internet or telephone or attend the special meeting and vote in person.  On behalf of our board of directors, we urge you to complete, sign, date and return the enclosed proxy card, or vote via the Internet or telephone, even if you currently plan to attend the annual meeting because this will help to ensure your representation at the annual meeting.  Please review the instructions on the proxy card regarding each of these voting options.

Thank you for your ongoing support of and continued interest in Pizza Inn, Inc.

Sincerely,

/s/ Mark E. Schwarz                                /s/ Charles R. Morrison
Chairman of the Board                                Interim Chief Executive Officer and President

PIZZA INN, INC.
3551 PLANO PARKWAY
THE COLONY, TEXAS 75056
(469) 384-5000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time and Date                                  10:00 a.m., local time, on Thursday, December 13, 2007.

Place                                      The Company’s corporate office at 3551 Plano Parkway, The Colony, TX 75056.

Items of Business	(1)	To elect a board of directors to hold office until the next succeeding annual meeting of shareholders or until their respective successors shall have been elected and qualified;

(2)	To ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for fiscal year 2008; and

(3)	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Adjournments and
Postponements
Any action on the items of business described above may be considered at the annual meeting and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date
You are entitled to vote only if you were a Company shareholder as of the close of business on October 31, 2007, the record date for the annual meeting.  At the close of business on that date, there were 10,131,030 outstanding shares of Common Stock, $.01 par value per share, of the Company.  No other class of securities of the Company is entitled to notice of, or to vote at, the annual meeting.

Meeting Admission
You are entitled to attend the annual meeting only if you were a Company shareholder as of the close of business on October 31, 2007 or hold a valid proxy for the annual meeting.  You should be prepared to offer proof of identification for admittance.  If you are a shareholder of record or hold your shares through the Pizza Inn, Inc. 401(k) Plan, we may verify your ownership as of the record date prior to admitting you to the meeting.  If you are not a shareholder of record but hold your shares through a broker, trustee or nominee (i.e., in “street name”), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to October 31, 2007, a copy of the voting instruction card provided by your broker, trustee or nominee, or similar evidence of ownership.  If you do not provide identification upon request, the Company has the right to refuse you admission to the meeting.

Voting
Your vote is very important.  Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible.  You may submit your proxy or voting instructions by completing, signing, dating and returning your proxy card in the pre-addressed envelope provided, or, in most cases, by using the telephone or Internet.  For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers – Voting Information in this proxy statement and the instructions on the proxy card.

By order of the Board of Directors,

                  /s/ Danny Meisenheimer
                    Danny Meisenheimer
                        Vice President and Acting Secretary
                        The Colony, Texas
                        November 16, 2007

This Notice of Annual Meeting and Proxy Statement and form of proxy are being distributed on or about November 29, 2007.

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD DECEMBER 13, 2007

Pizza Inn, Inc.,  a  Missouri  corporation, is soliciting proxies to be voted at the Annual Meeting of Shareholders to  be  held at the Company's corporate offices, 3551 Plano Parkway, The Colony, Texas 75056, on Thursday, December 13, 2007, at 10:00 a.m., local time, and at any  postponement or adjournment thereof.  This Proxy Statement and the enclosed form of proxy are first being sent or given to the Company's shareholders on or about November 29, 2007.

QUESTIONS AND ANSWERS

Proxy Materials

1.           Why am I receiving these materials?

The Board of Directors (the “Board”) of the Company is providing these proxy materials for you in connection with the Company’s annual meeting of shareholders, which is scheduled to take place on Thursday, December 13, 2007, at 10:00 a.m., local time.  As a shareholder, you are invited to attend the annual meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

2.           What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the Board and Board committees, the compensation of directors and certain current and former executive officers and other required information.

3.           How may I obtain the Company’s Form 10-K, 10-K/A and other financial information?

A copy of our 2007 Annual Report, which includes our 2007 Form 10-K and 10-K/A , is enclosed.  Shareholders may request another free copy of our 2007 Annual Report from:

Pizza Inn, Inc.
Attn: Investor Relations
3551 Plano Parkway
The Colony, TX 75056
(800) 880-9955
http://www.pizzainn.com

Alternatively, current and prospective investors can access the 2007 Annual Report on the Investor Relations page of our web site at:

http://www.pizzainn.com

We will also furnish any exhibit to the 2007 Form 10-K and 10-K/A as specifically requested.

4.           How may I obtain a separate set of proxy materials?

If you share an address with another shareholder, you may receive only one set of proxy materials (including our 2007 Annual Report with 2007 Form 10-K, 10-K/A and proxy statement) unless you have provided contrary instructions.  If you wish to receive a separate set of proxy materials now, please request the additional copies by contacting our stock transfer agent, Securities Transfer Corporation, at:

(469) 633-0101
http://stctransfer.com

If you hold shares beneficially in “street name” and you wish to receive a separate set of proxy materials in the future, please call Automatic Data Processing, Inc. at:

(800) 542-1061

5.           How may I request a single set of proxy materials for my household?

If you share an address with another shareholder and have received multiple copies of our proxy materials, you may write us at the address shown in the answer to question 3 above and request that a single set of proxy materials be sent to your household in the future.

6.	How may I request an electronic copy of the proxy materials?

You may sign up for future electronic delivery of proxy materials at: http://www.pizzainn.com

7.           What should I do if I receive more than one set of proxy materials?

Under certain circumstances, you may receive more than one set of proxy materials, including multiple copies of this proxy statement and multiple proxy cards.  For example, if you hold your shares in more than one brokerage account, you may receive a proxy card for each such brokerage account.  If you are a shareholder of record and your shares are registered in more than one name, or variation of a name, you will receive more than one proxy card.  Please complete, sign, date and return each proxy card that you receive.

Voting Information

8.           What items of business will be voted on at the annual meeting?

The items of business scheduled to be voted on are:

(1)	To elect a board of directors to hold office until the next succeeding annual meeting of shareholders or until their respective successors shall have been elected and qualified;

(2) To ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for fiscal year 2008; and

(3)	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

We will also consider any other business that properly comes before the meeting.  See question, “What happens if additional matters are presented at the meeting?” below.

9.           How does the Board recommend that I vote?

Our Board recommends that you vote your shares “FOR” each of the scheduled items of business.

10.     What shares can I vote?

Each share of the Company’s common stock issued and outstanding as of the close of business on October 31, 2007, the Record Date, is entitled to be voted on all items being voted on at the meeting.  You may vote all shares you own as of the Record Date, including (1) shares held directly in your name as the shareholder of record, and (2) shares for which you are the beneficial owner through a broker, trustee or nominee such as a bank.  On the Record Date, we had approximately 10,131,030 shares of common stock issued and outstanding.

11.          How can I vote my shares in person at the meeting?

Shares held in your name as the shareholder of record may be voted in person at the meeting.  Shares held beneficially in “street name” may be voted in person at the meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.  Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

12.           How can I vote my shares without attending the meeting?

Whether you hold shares directly as the shareholder of record or beneficially in “street name,” you may direct how your shares are voted without attending the meeting.  If you are a shareholder of record, you may vote by submitting a proxy as described below.  If you hold shares beneficially in “street name,” you may vote by submitting voting instructions to your broker, trustee or nominee.  For directions on how to vote, please refer to the instructions below and those included on your proxy card, or the voting instruction card provided by your broker, trustee or nominee, as applicable.

By Mail– Shareholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes.  Beneficial holders may vote by mail by completing, signing and dating the voting instruction cards provided by their brokers, trustees or nominees and mailing them in the accompanying pre-addressed envelopes.

By Internet– Shareholders of record with Internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards.  Most shareholders who hold shares beneficially in “street name” may vote by accessing the website specified on the voting instruction cards provided by their brokers, trustees or nominees.  Please check the voting instruction card for Internet voting availability.

By Telephone– Shareholders of record who live in the United States may submit proxies by following the “Vote by Telephone” instructions on their proxy cards.  Most shareholders who hold shares beneficially in “street name” and live in the United States may vote by phone by calling the number specified on the voting instruction cards provided by their brokers, trustees or nominees.  Please check the voting instruction card for telephone voting availability.

13.           What is the deadline for voting my shares?

If you hold the shares as the shareholder of record, your proxy must be received before the polls close at the meeting.  If you hold shares beneficially in “street name” with a broker, trustee or nominee, please follow the voting instructions provided by your broker, trustee or nominee.

14.           May I change my vote?

You may change your vote at any time prior to the vote at the meeting.  If you are a shareholder of record, you may change your vote in one of three ways: (1) by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), (2) by providing a written notice of revocation to the Corporate Secretary at the Company’s corporate office address prior to your shares being voted, or (3) by attending the meeting and voting in person.  Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically make that request.  For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

15.           Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects voting privacy.  Your vote will not be disclosed either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.

16.           How are votes counted and what is the voting requirement to approve each of the proposals?

A majority of the outstanding shares entitled to vote at the meeting, represented in person or by proxy, constitutes a quorum at the meeting.  If a quorum is not present, in person or by proxy, the meeting may be postponed or adjourned from time to time until a quorum is obtained.  Each outstanding share entitled to vote under the provisions of the Company’s Restated Articles of Incorporation will be entitled to one vote on each matter submitted to a vote at the meeting.

In the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.  For the election of directors, votes withheld do not affect whether a nominee has received sufficient votes to be elected.  You may not cumulate your votes. Thus, a shareholder is not entitled to cumulate his votes and cast them all for any single nominee or to spread his votes, so cumulated, among more than one nominee.  The election of each nominee as a director requires the affirmative vote of the holders of record of a majority of the outstanding shares entitled to vote on the election of directors and represented in person or by proxy at the meeting at which a quorum is present.

For the other item of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.”  If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” For the purpose of determining whether the shareholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, and abstaining has the same effect as a negative vote.  Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter, but they are counted as present for the purpose of determining the existence of a quorum.  Shares as to which voting instructions are given as to at least one of the matters to be voted on are also deemed to be represented.  If the proxy states how the shares are to be voted and in the absence of instructions by the shareholder, such shares will be deemed to be represented at the meeting.

17.           What happens if additional matters are presented at the meeting?

Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the meeting.  If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.  If for any reason one or more of our nominees is not available as a candidate for director, the persons named as proxy holders may vote your proxy for such other candidate or candidates as the Board may nominate.

18.           Who will serve as inspector of elections?

The inspector of elections will be a representative from the Company’s stock transfer agent, Securities Transfer Corporation.

19.           Who will bear the cost of soliciting votes for the meeting?

The Company is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes.  If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet charges you may incur.  If you choose to vote by telephone, you are responsible for telephone charges you may incur.  In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities other than reasonable out-of-pocket expenses directly related to such solicitation.  Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses of such solicitation.

20.           Where can I find voting results from the annual meeting?

We intend to publish the final voting results from the annual meeting in our quarterly report on Form 10-Q for the second quarter of fiscal 2008.

Stock Ownership Information

21.           What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most Company shareholders hold their shares directly in their own names rather than through a broker or other nominee.  As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with the Company’s transfer agent, Securities Transfer Corporation, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the Company.  As the shareholder of record, you have the right to grant your voting proxy directly to the Company or to a third party, or to vote in person at the meeting.  There is a proxy card enclosed with these materials for your use.

Beneficial Owner

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card on behalf of your broker, trustee or nominee.  As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you are also invited to attend the meeting.  Your broker, trustee or nominee has enclosed or provided a voting instruction card for you to use in directing the broker, trustee or nominee how to vote your shares.  Since a beneficial owner is not a shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee holding your shares, giving you the right to vote the shares at the meeting.

22.           What happens if I have questions for the Company’s transfer agent?

Please contact the Company’s transfer agent at the phone number or address listed below with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

Securities Transfer Corporation, Inc.
2591 Dallas Parkway, Suite 102
Frisco, TX 75034
(469) 633-0101

Annual Meeting Information

23.           How can I attend the meeting?

You are entitled to attend the annual meeting only if you were a Company shareholder as of the close of business on October 31, 2007 or hold a valid proxy for the annual meeting.  You should be prepared to offer proof of identification for admittance.  If you are a shareholder of record or hold your shares through the Pizza Inn, Inc. 401(k) Plan, your ownership as of the Record Date may be verified prior to being admitted to the meeting.  If you are not a shareholder of record but hold your shares through a broker, trustee or nominee (i.e., in “street name”), you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to October 31, 2007, a copy of the voting instruction card provided by your broker, trustee or nominee, or similar evidence of ownership.  If you do not provide identification upon request, the Company has the right to refuse you admission to the meeting.

24.           How many shares must be present?

The quorum requirements for holding the meeting and transacting business are that a majority of the outstanding shares entitled to vote at the meeting, must be represented in person or by proxy.  Shares held by brokers who do not vote (“broker non-votes”) because they do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are counted as present for the purpose of determining the existence of a quorum.  Shares as to which voting instructions are given as to at least one of the matters to be voted are also deemed to be represented.  If the proxy states how shares will be voted in the absence of instructions by the shareholder, such shares will be deemed to be represented at the meeting.

Shareholder Proposals, Director Nominations and Related Bylaw Provisions

25.           What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders?

If a shareholder wishes to submit a proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s next regularly scheduled annual meeting tentatively scheduled for December 10, 2008, the proposal must be received in proper form at the Company’s principal executive offices prior to July 19, 2008 in order to have that proposal considered to be included in the proxy materials of the Company for such meeting.

If a shareholder wishes to submit a proposal at the 2008 Annual Meeting of Shareholders outside the processes of Rule 14a-8 of the Exchange Act, the shareholder must notify the Company in writing of such proposal prior to October 2, 2008 in order to have that proposal considered at such meeting.

To be in proper form, a shareholder’s notice must include information concerning the proposal or nominee.  A shareholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel with regard to the SEC requirements.  The Company may not consider any proposal or nomination that does not meet the SEC’s requirements for submitting a proposal or nomination, and reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Notices of intention to submit proposals for or at the Company’s 2008 Annual Meeting of Shareholders should be addressed to:

Corporate Secretary
Pizza Inn, Inc.
3551 Plano Parkway
The Colony, TX 75056
Fax (469) 384-5061
e-mail:  corporate_secretary@pihq.com

26.           How may I nominate or recommend individuals to serve as directors?

You may propose director candidates for consideration by the Board’s Nominating and Governance Committee.  Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth above.  To nominate a director, follow the instructions set forth above in the answer to question number 25, “What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders?” plus submit a statement by the nominee acknowledging that he or she will owe a fiduciary obligation to the Company and its shareholders.

27.	How may I obtain a copy of the Company’s bylaw provisions regarding shareholder proposals and director nominations?

You may contact the Corporate Secretary at our principal executive offices for a copy of the bylaws.  Our bylaws are also available on our website at http://pizzainn.com/investor/bylaws.html.  There are no specific provisions in the bylaws regarding shareholder proposals and director nominations.  Follow the instructions set forth above in the answer to question number 25, “What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders?”

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The Company is committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our shareholders well and maintaining the Company’s integrity in the marketplace.  The Company has adopted a Code of Business Conduct that applies to directors and to all Company employees and a Code of Ethical Conduct for Financial Managers.  These codes work in conjunction with the Company’s Articles of Incorporation, Bylaws, and Board committee charters, and together form the framework for governance of the Company.  These documents are available at the Company’s website at http://www.pizzainn.com.  We will post on this website any amendments to the Code of Business Conduct or waivers of the Code of Business Conduct for directors and executive officers.

The business of the Company is managed under the direction of the Board.  Each director is expected to make reasonable efforts to attend board meetings, meetings of committees of which such director is a member and the annual meeting of shareholders.  The Board intends to comply with the corporate governance guidelines set forth by The Nasdaq Stock Market (“Nasdaq”) listing standards and Securities and Exchange Commission (“SEC”) rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) in order to assure that the Board will have the necessary practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management.

Board Independence and Independence Standards

Each of the Company’s current directors qualify as “independent” in accordance with published Nasdaq listing requirements.  Independent directors meet at least twice annually apart from other Board members and management representatives.

An independent director must not have any material relationship with the Company, directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, or any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  In determining independence, the Board reviews whether directors have any material relationship with the Company.  The Board considers all relevant facts and circumstances.  In assessing the materiality of a director’s relationship with the Company, the Board considers the issues from the director’s standpoint and from the perspective of the persons or organizations with which the director has an affiliation.

The Board has nominated W.C. Hammett, Jr. as a candidate for election as a director at the annual meeting of shareholders.. See “Proposal One: Election of Directors.” below.   The Board has made an affirmative determination that this nominee, if elected, will qualify as independent director according to NASDAQ Marketplace Rule 4200(a)(15) and under SEC Rule 10A-3(b)(1).

Board Structure and Committee Composition

The Board has seven directors and five standing committees: (1) Executive, (2) Audit, (3) Compensation, (4) Finance, and (5) Nominating and Governance.  Current copies of the charters for certain Board committees are available to security holders on the Company’s website at http://www.pizzainn.com.  Below is a description of the functions performed by each committee.  Each has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities.  The Board has determined that each member of each committee meets the applicable laws and regulations regarding “independence” when applicable and that each member is free of any relationship that would interfere with his individual exercise of independent judgment.

Executive Committee.  This committee will consider issues as directed by the Chairman of the Board.  It also may exercise the authority of the Board between Board meetings, except to the extent that the Board has delegated authority to another committee or to other persons, and except as otherwise limited by Missouri law.

Audit Committee.  The Company has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The responsibilities of this committee include reviewing the financial reports and other financial information provided by the Company to any governmental body or the public; the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; the Company’s auditing, accounting and financial reporting processes generally; reviewing and approving the terms of transactions between the Company and related parties; and such other functions as the Board may from time to time assign to the committee.  In performing its duties, the committee seeks to maintain an effective working relationship with the Board, the independent accountant and management of the Company.  The specific duties and functions of the Audit Committee are set forth in the Audit Committee Charter.  The Charter is reviewed annually and updated as necessary to reflect changes in regulatory requirements, authoritative guidelines, and evolving practices.  A copy of the Audit Committee Charter is attached as an appendix to this proxy statement.

The report of the Audit Committee is included in this proxy statement.

Compensation Committee.  The primary responsibilities of this committee are to (a) review and recommend to the Board the compensation of the Chief Executive Officer and other officers of the Company, (b) review executive bonus plan allocations, (c) oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs, (d) oversee the Company’s administration of its equity-based compensation and other benefit plans, and (e) approve grants of stock options to officers and employees of the Company under its stock plans.  The Compensation Committee’s role includes producing the report on executive compensation required by SEC rules and regulations.  The specific duties and functions of the Compensation Committee are set forth in its charter.  This charter is reviewed annually and updated as necessary to reflect changes in regulatory requirements, authoritative guidelines and evolving practices.

Finance Committee.  The primary responsibilities of this committee are to (a) monitor present and future capital requirements and opportunities pertaining to the Company’s business and (b) review and provide guidance to the Board and management about all proposals concerning major financial policies of the Company.  The Finance Committee’s role includes designating officers and employees who can execute documents and act on behalf of the Company in the ordinary course of business under previously approved banking, borrowing, and other financing arrangements.

Nominating and Governance Committee.  The primary responsibilities of this committee are to (a) recommend the slate of director nominees for election to the Board, (b) identify and recommend candidates to fill vacancies occurring between annual shareholder meetings, and (c) review, evaluate and recommend changes to the Company’s corporate governance practices.  The Nominating and Governance Committee’s role includes periodic review of the compensation paid to non-employee directors for annual retainers and meeting fees and making recommendations to the Board for any adjustments.  The specific responsibilities and functions of the Nominating and Governance Committee are set forth in its Charter.

Review and Evaluation of Director Qualifications

From time to time the Nominating and Governance Committee reviews the Board to assess the skills and characteristics required of Board members in the context of the current composition of the Board.  This assessment includes issues of diversity in numerous factors, understanding of and achievements in the restaurant industry, board service, business, finance, marketing and community involvement.  These factors, and any other qualifications considered useful by the Nominating and Governance Committee, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point.  As a result, the priorities and emphasis of the Nominating and Governance Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective Board members.  Therefore, while focused on the achievement and the ability of potential candidates to make a positive contribution with respect to such factors, the Nominating and Governance Committee has not established specific minimum criteria or qualifications that a nominee must possess.

Identifying and Evaluating Candidates for Directors

Consideration of new Board nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. In the event that vacancies are anticipated or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director.  In general, candidates for nomination to the Board are suggested by Board members or by employees, and may come from professional search firms or shareholders.  The  new candidate standing for election at the annual meeting of shareholders was recommended by current non-management Board members. In 2007, the Company did not employ a search firm or pay fees to third parties in connection with seeking or evaluating Board nominee candidates.

Shareholder Recommendations and Nominations

The policy of the Nominating and Governance Committee is to consider properly submitted shareholder recommendations of candidates for membership on the Board, as described above under “Review and Evaluation of Director Qualifications.” Any shareholder recommendations proposed for consideration by the Nominating and Governance Committee should include the candidate’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary
Pizza Inn, Inc.
3551 Plano Parkway
The Colony, TX 75056
Fax: (469) 384-5061
E-mail: corporate_secretary@pihq.com

Shareholders may nominate directors for consideration at an annual shareholders meeting and solicit proxies in favor of such nominees.  The Nominating and Governance Committee evaluates candidates proposed by shareholders using the same criteria as for other candidates.  For a description of the process for nominating directors in accordance with the Company’s Bylaws, see “Questions and Answers – Shareholder Proposals, Director Nominations and Related Bylaw Provisions – How may I recommend or nominate individuals to serve as directors?”  The Company has not received any shareholder director nominations.

Board and Committee Meetings

The Board met seven times during the last fiscal year.  All directors attended 75% or more of the Board meetings and meetings of the committees on which they served. Below is a table that provides membership and meeting information for each of the Board committees during fiscal year 2007:

Name	Executive	Audit	Compensation	Finance	Nominating & Governance
Mark E. Schwarz	X*
Jim Zielke		X			X
Robert B. Page	X	X
Ramon D. Phillips	X	X*	X	X	X
Steven J. Pully			X*	X*	X*
Steve Johnson			X
Tim Taft	X
Number of Meetings in Fiscal 2007	3	5	4	--	1

*    Committee Chairman

Communications from Shareholders to the Board

The Board recommends that shareholders initiate any communications with the Board in writing and send them in care of:

Corporate Secretary
Pizza Inn, Inc.
3551 Plano Parkway
The Colony, TX 75056
Fax: (469) 384-5061
E-mail: corporate_secretary@pihq.com

This centralized process assists the Board in reviewing and responding appropriately to shareholder communications.  The names of specific intended Board members should be noted in the communication.  The Board has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration.  In such cases, that correspondence may be forwarded elsewhere in the Company for review and possible response.

Director Compensation

Employee directors do not receive any separate compensation for Board activities.  Non-employee directors receive the compensation described below.  In addition to an annual retainer, non-employee directors receive fees for each Board and committee meeting attended.  Non-employee and employee directors are also reimbursed for their reasonable expenses in connection with attending Board and committee meetings.

The total compensation paid to non-employee directors during fiscal 2007 was $159,750 plus reimbursement of expenses.  The following table summarizes compensation paid to each of our non-employee directors who served in such capacity during fiscal 2007.

Director Compensation (for the fiscal year ended June 24, 2007)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Mark E. Schwarz	30,750	--	--	--	--	--	30,750
Jim Zielke	25,500	--	--	--	--	--	25,500
Ramon D. Phillips	27,250	--	--	--	--	--	27,250
Steve Johnson	25,000	--	--	--	--	--	25,000
Robert B. Page	26,000	--	--	--	--	--	26,000
Steven J. Pully	25,250	--	--	--	--	--	25,250

(1) Reflects dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R.

In addition to annual and meeting fees, each non-employee director is eligible to receive stock option awards under the 2005 Non-Employee Directors Stock Option Award Plan (the “2005 Directors Plan”).  Under the 2005 Directors Plan, eligible directors receive, as of the first day of the Company’s fiscal year, options for Common Stock equal to twice the number of shares of Common Stock purchased during the preceding fiscal year or purchased by exercise of previously granted options during the first ten days of the current fiscal year.  On the first day of the first fiscal year immediately following the day on which a non-employee director became eligible to participate in the 2005 Directors Plan, that director would receive options to acquire two shares of Common Stock for each share of Common Stock owned by such director on the first day of the fiscal year.  Stock options granted under the 2005 Directors Plan have an exercise price equal to the market price of the Common Stock on the date of grant and are first exercisable one year after grant.  Each eligible director will be entitled to options for no more than 40,000 shares per fiscal year under the terms of the 2005 Directors Plan.

In fiscal 2007, no stock options were granted.

PROPOSALS TO BE VOTED ON

PROPOSAL ONE:

ELECTION OF DIRECTORS

The Company’s Restated Articles of Incorporation and Amended and Restated Bylaws provide that each director serves a one-year term, with all directors subject to annual election.  Clinton Coleman was elected to serve as a director on August 15, 2007 when Timothy P. Taft, the Company’s former President and CEO, resigned from the Company.  One of the Company’s current directors, Steven Pully, is not standing for reelection to the Board.

The Board has nominated six of the seven incumbent directors and one new director candidate for election at the meeting.  If elected, each director nominee will hold office until the next annual meeting, or until his successor has been elected and qualified.  Each nominee has expressed his intention to serve the entire term for which election is sought.  The Board believes that all the nominees will be available to serve as directors.  If any nominee is unable to serve or for good cause will not serve, the Board may recommend a substitute nominee or leave a vacancy and fill the vacancy later.  The shares represented by all valid proxies may be voted for the election of a substitute if one is nominated.

The Board of Directors recommends a vote “FOR” each of the nominee directors.

Following is the biographical information, as of November 12, 2007, of the nominee directors and, if applicable, the year in which each director was first elected.

New Nominee Directors

W.C. Hammett, Jr., 61, is Chief Financial Officer & Executive Vice President of Pegasus Solutions, Inc.  Mr. Hammett was the Chief Financial Officer & Senior Vice President for Dave & Buster’s, Inc. from 2001 though 2006.  He also served on the Board of Directors for Carreker Corporation from 2006 to 2007.  From 1992 to 1997, Mr. Hammett was the Chief Financial Officer/Senior Vice President Accounting & Administration for La Quinta Inns, Inc.  Previously, he was employed by Price Waterhouse Coopers.

Current Directors

Steven J. Pully,  47, works in the financial services industry.  Until October 2007, Mr. Pully served as President of Newcastle Capital Management, L.P. and also as Chief Executive Officer of New Century Equity Holdings Corp.  Prior to joining Newcastle, Mr. Pully was a managing director in the mergers and acquisitions department of Banc of America Securities, Inc.  Mr. Pully is licensed as an attorney and CPA and is also a CFA.  Mr. Pully was appointed a director of Pizza Inn in December 2002.

Steven M. Johnson, 48, is Chief Executive Officer of Fox & Hound Restaurant Group.  From 1992 until 1998, Mr. Johnson was Chief Operating Officer for Coulter Enterprises, Inc., a Pizza Hut franchisee operating 100 Pizza Hut restaurants.  From 1985 through 1991, he was Controller for Fugate Enterprises, Inc., a Pizza Hut, Taco Bell and Blockbuster Video franchisee.  Previously, he was employed by the accounting firm of Ernst & Young.   Mr. Johnson is a C.P.A.  Mr. Johnson was appointed a director in 2006.

James K. Zielke, 43, is Chief Financial Officer, Treasurer, and Secretary of Fox & Hound Restaurant Group.  Prior to his employment with Fox & Hound, Mr. Zielke served as Senior Director-Tax for PepsiCo Restaurant Services Group, Inc.  From 1993 through 1997, Mr. Zielke was employed by Pizza Hut, Inc., most recently as Director-Tax from 1995 through 1997.  Previously, he was employed by the accounting firm of Ernst & Young.  Mr. Zielke is a C.P.A.   Mr. Zielke was appointed a director in 2006.

Robert B. Page, 47, is self-employed.  He is a former franchisee of Shoney’s, Inc., a family dining restaurant chain.  From November 2000 until September 2002, Mr. Page was Chief Operations Officer of Gordon Biersch Brewery Restaurant Inc., a group of casual dining restaurants.  From 1993 through 2000 he worked for Romacorp, Inc., which owns Tony Roma’s, a chain of casual dining restaurants, where he was Chief Executive Officer and a board member from 1998 through 2000, and President and Chief Operations Officer from 1993 through 1998. Mr. Page was elected a director of the Company in February 2004, and was appointed as the Company’s Acting Chief Executive Officer in January 2005, a position he held until March 2005.

Ramon D. Phillips, 74, is the former Chairman of the Board, President, and Chief Executive Officer of Hallmark Financial Services, Inc., a financial services company.  He served as Chairman, President, and Chief Executive Officer of Hallmark from 1989 through 2000, and as Chairman through August 2001.  Prior to Hallmark, Mr. Phillips had over fifteen years experience in the franchise restaurant industry, serving as Controller for Kentucky Fried Chicken, Inc. (1969-1974) and as Executive Vice President and Chief Financial Officer for Pizza Inn, Inc. (1974-1989). He was a director of the Company from 1980 through 1989 and was elected a director of the Company in 1990 and served through 2002.  He served as an advisory director in 2002 and was re-elected as a director in February 2004.

Mark E. Schwarz, 47, is the Chairman, Chief Executive Officer and Portfolio Manager of Newcastle Capital Management, L.P., a private investment management firm he founded in 1993 that is the general partner of Newcastle Partners, L.P.  Mr. Schwarz was appointed Chairman of the Board of the Company in February 2004.  Mr. Schwarz is also Chairman of the Board of Hallmark Financial Services, Inc., Bell Industries, Inc. and New Century Equity Holdings Corp., and a director of Nashua Corporation, and S L Industries, Inc.  Mr. Schwarz was appointed a director in December 2002.

Clinton J. Coleman, 30, is Vice President of Newcastle Capital Management, L.P., the general partner of Newcastle. Partners, L.P.  Mr. Coleman is also presently the Interim Chief Executive Officer of Bell Industries, Inc., a position he has held since July 2007.  In addition, Mr. Coleman presently serves as a director on the boards of Bell Industries, Inc. and Fox & Hound Restaurant Group.  Mr. Coleman recently served as Interim Chief Financial Officer of Pizza Inn, Inc. between July 2006 and January 2007.   Mr. Coleman was appointed director in August of 2007 following Timothy P. Taft’s resignation from the Company.

Except as noted, each nominee has been engaged in the principal occupation described during the past five years.  There are no family relationships among any of our directors or executive officers.  Company stock ownership for each of these individuals is shown under the heading “Security Ownership of Certain Beneficial Owners, Directors and Executive Officers” and is based upon information furnished by the respective individuals.

PROPOSAL TWO:

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

The Audit Committee has selected BDO Seidman, LLP, registered accounting firm, as the independent auditors of the Company for fiscal year 2008.  BDO Seidman, LLP has been the Company’s independent registered accounting firm since fiscal year 2004.  As a matter of good corporate governance the Audit Committee has determined to submit its selection to shareholders for ratification.  Shareholder ratification of the appointment is not required by our bylaws or by any other applicable law.  In the event that this selection of auditors is not ratified by a majority of the shares of Common Stock present or represented by proxy at the annual meeting, the Audit Committee will reconsider whether or not to retain BDO Seidman, LLP.  Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

A representative of BDO Seidman, LLP is expected to be present at the annual meeting, to be available to respond to appropriate questions and to have an opportunity to make a statement.

The Board of Directors recommends a vote “FOR” the ratification of the selection of BDO Seidman, LLP as the Company’s independent registered accounting firm for fiscal year 2008.

EXECUTIVE OFFICERS

The following table sets forth certain information, as of November 12, 2007, regarding the Company’s executive officers:
Name	Age	Position	Executive Officer Since

Charles R. Morrison	39	Chief Financial Officer, Interim President and Chief Executive Officer	2007
Ward T. Olgreen	48	Senior Vice President of World Wide Franchising	1995
Darrell G. Smith	52	Vice President of Development	2006
Danny K. Meisenheimer	48	Vice President of Brand Management	2003

Biographies Of Non-Director Executive Officers

Charles R. Morrison was appointed Chief Financial Officer in January 2007.  He was appointed Interim President and Chief Executive Officer in August 2007.  Prior to joining the Company, Mr. Morrison was with Metromedia Restaurant Group from 2004 through 2006, serving as President for Steak and Ale and The Tavern Restaurants and also previously serving as Chief Financial Officer for Steak and Ale and Ponderosa Restaurants, which were each divisions of Metromedia.  Prior to that, he was Vice President of Finance for Kinko’s, Inc.

Ward T. Olgreen was appointed Senior Vice President of World Wide Franchising in October 2007.  He was appointed Senior Vice President of International Operations and Concept Development in September 2006.  He served as Senior Vice President of Research and Development and Concept Development from January 2006 until August 2006.  In December 2002 he was named Senior Vice President of Franchise Operations and Concept Development.  He was appointed Senior Vice President of Concept Development in July 2000.

Darrell G. Smith was appointed Vice President of Development in January 2006.  Prior to joining the Company, Mr. Smith served as Group Director of Development Services for Whataburger, Inc. from 2002 through 2005.  From 1997 to 2002 he was President and Chief Operating Officer of Embree Group of Companies, a national development and design-build construction group.

Danny K. Meisenheimer was appointed Vice President of Brand Management in July 2005.  He was named Vice President of Marketing in January 2003 after joining the Company in December 2002.  Prior to joining the Company, Mr. Meisenheimer served as Vice President of Marketing for Furr’s Restaurant Group, Inc. since 1995.  Mr. Meisenheimer joined the Marketing Department of Furr’s in 1991.

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis (“CD&A”) should be read in conjunction with the “Summary Compensation Table” and related tables that are presented elsewhere in this Proxy Statement.

Introduction and Summary

The purpose of this CD&A is to provide information about each material element of compensation that we pay or award to, or that is earned by: (1) each person who served as our principal executive officer during fiscal 2007; (2) each person who served as our principal financial officer during fiscal 2007; and (3) our three most highly compensated executive officers as of June 24, 2007 with compensation during fiscal 2007 of $100,000 or more (the “Named Executive Officers”), and to explain the numerical and related information contained in the tables located below.  For our 2007 fiscal year, our Named Executive Officers were:

•	Charles R. Morrison, our CFO, Interim President and CEO;
•	Ward T. Olgreen, our Senior Vice President of World Wide Franchising;
•	Danny K. Meisenheimer, our Vice President of Brand Management; and
•	Darrell G. Smith, our Vice President of Development.

Timothy P. Taft, our former President and CEO, Jack A. Odachowski, our former Vice President of Supply Chain, Kevin A. Kleiner, our former Controller and CFO and Clinton J. Coleman, our former Interim CFO, are also Named Executive Officers because each served in their respective positions during our 2007 fiscal year or, with respect to Mr. Odachowski, would have qualified as a Named Executive Officer but for the fact that he was not serving as an executive officer at the end of our 2007 fiscal year.

The Compensation Committee

The three members of the Compensation Committee are Steven J. Pully (Chairman), Ramon D. Phillips and Steven M. Johnson.  The Company’s Board has determined that each of the members of the Compensation Committee is “independent” under NASDAQ Marketplace Rules.  Additional information regarding our Compensation Committee can be found under the “Compensation Committee” heading in the “Corporate Governance Principles and Board Matters” section of this Proxy Statement.

Role of Executives in Determining Executive Compensation

The Compensation Committee acts on behalf of the Board to establish the Company’s general compensation policies for its executive officers. The Board determines whether the Compensation Committee will make determinations as a committee or will make recommendations to the Board.  In fiscal 2007, the Compensation Committee determined the compensation of the Company’s executive officers and delegated compensation determinations for other employees to Timothy P. Taft, the Company’s former CEO and President.  It is the Company’s practice to have the CEO make recommendations to the Compensation Committee with regard to compensation for its non-executive employees.

Significant Compensation Events in Fiscal 2007

On  January 31, 2007, the Company entered into an Employment Letter with Charles R. Morrison, pursuant to which Mr. Morrison agreed to serve as the Company’s CFO.  On August 15, 2007, following the Company’s former President and Chief Executive Officer  Timothy P. Taft’s resignation, Mr. Morrison was appointed Interim President and CEO.  Please see the section entitled “Employment Agreements” for a more detailed description of Mr. Morrison’s Employment Letter.

Compensation Philosophy and Objectives

The Company has developed a compensation program for executives and employees designed to meet the following goals:

•	align the interest of executives and employees with those of the Company’s shareholders;
•	reward performance and further the long-term interests of its shareholders;
•	attract, motivate and retain executives and employees with competitive compensation for the Company’s industry and the labor markets in which it operates;
•	build and encourage ownership of the Company’s shares; and
•	balance short-term and long-term strategic goals.

Compensation Program Structure and Elements

Compensation Program Structure in the 2007 Fiscal Year Ended June 24, 2007

In fiscal 2007, each Named Executive Officer’s compensation was primarily comprised of base salary and incentive bonuses.  This compensation structure fit into the Company’s overall compensation objective because it afforded us control over the expense incurred by the Company in connection with the compensation of its Named Executive Officers and allowed us to limit compensation to levels that we believe are comparable to those offered in the local marketplace.

Base Salary

Base salary, which is designed to attract and retain qualified executives, provides a fixed amount of cash to our Named Executive Officers.  Base salaries for Named Executive Officers are generally determined on an individual basis by evaluating each executive’s scope of responsibility, performance, prior experience and salary history.    In setting fiscal 2007 base salaries, the Compensation Committee considered executive compensation in its industry..

Discretionary Cash Bonuses

We believe that some portion of the executive’s compensation should be contingent upon successful achievement of our corporate objectives. Therefore, as part of the Company’s compensation program, each of the Named Executive Officers is eligible to receive discretionary cash bonuses.  Bonuses paid to Named Executive Officers are determined by evaluating the financial performance of the Company against its annual budget as well as the successful completion of stated personal and Company goals.  All goals and objectives are subject to approval by the Compensation Committee at the beginning of the fiscal year.  We intend that our discretionary cash bonus program will focus management on achieving key financial and other performance objectives on a short-term basis, motivate certain desired individual behaviors and reward substantial achievement of financial and other performance objectives and individual goals on a short-term basis.

Equity-Based Compensation

The purpose of the equity-based compensation component is to instill the economic incentives of ownership in our Named Executive Officers and to create long-term incentives for management to increase shareholder value.  The Company frequently uses vesting periods in its awards to encourage executives to remain with it and to focus on longer-term results.

Equity-based compensation is awarded pursuant to our 2005 Employee Stock Option Plan (the “2005 Plan”).  The Compensation Committee administers the 2005 Plan.  Subject to the terms of the 2005 Plan, the Compensation Committee determines the persons who are to receive awards, the number of shares subject to each such award and the terms, types and conditions of such awards.

In fiscal year 2007, the Compensation Committee reviewed and discussed the Company’s current compensation objectives, and the desired mix of cash and equity compensation.  No grants were made in fiscal 2007.

Other Compensation

Our Named Executive Officers also either participate or are eligible to participate in our other benefit plans and programs on the same terms as other employees, including a 401(k) plan, medical and dental insurance, term life insurance, short-term disability insurance, and long-term disability insurance.

Tax Code Considerations

Section 162(m) of the Internal Revenue Code disallows a corporate income tax deduction for executive compensation paid to its chief executive officer or any of its four other highest compensated “covered employees” in excess of $1 million per year unless it is performance-based and is paid under a plan satisfying the requirements of Section 162(m).  Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met.  The Compensation Committee believes that the compensation arrangements with the Company’s executive officers will not exceed the limits on deductibility during the current fiscal year.  The Compensation Committee currently intends to structure the performance-based portion of the compensation of executive officers in a manner that complies with Section 162(m).

SUMMARY COMPENSATION TABLE

The following table summarizes the overall compensation earned during the fiscal year ending June 24, 2007 by the Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Charles R. Morrison (CFO, Interim President and CEO)(4)	2007	99,038	40,000	--	--	--	139,038

Ward T. Olgreen (Senior Vice President of World Wide Franchising)	2007	154,929	18,150	--	--	--	173,079,

Danny K. Meisenheimer (Vice President of Brand Management)	2007	138,825	17,298	--	--	--	156,123

Darrell G. Smith (Vice President of Development)	2007	150,000	16,406	--	--	--	166,406

Former Officers
Timothy P. Taft (President and CEO)(5)	2007	229,852	188,000	--	--	--	417,852

Jack A. Odachowski (Vice President of Supply Chain)(6)	2007	185,000	--	--	--	35,577 (7)	220,577

Kevin A. Kleiner (Controller and CFO)(8)	2007	3,820	--	--	--	--	3,820

Clinton J. Coleman (CFO)(9)	2007	112,000	--	--	--	--	112,000

(1) Reflects dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R.
(2) Reflects dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R.
(3) Includes all other compensation not reported in the preceding columns, including (i) perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000; (ii) any "gross-ups" or other amounts reimbursed during the fiscal year for the payment of taxes; (iii) discounts from market price with respect to securities purchased from the company except to the extent available generally to all security holders or to all salaried employees; (iv) any amounts paid or accrued in connection with any termination (including without limitation through retirement, resignation, severance or constructive termination, including change of responsibilities) or change in control; (v) contributions to vested and unvested defined contribution plans; (vi) any insurance premiums paid by, or on behalf of, the company relating to life insurance for the benefit of the named executive officer; and (vii) any dividends or other earnings paid on stock or option awards that are not factored into the grant date fair value required to be reported in a preceding column

(4) Mr. Morrison was appointed Interim Chief Executive Officer and President on August 15, 2007.  Mr. Morrison was appointed Chief Financial Officer on January 31, 2007.  Mr. Morrison’s Employment Letter dated January 31, 2007 provides for a base salary of $250,000, a bonus of $40,000 due on June 24, 2007 and an annual bonus based on the fiscal year performance.

(5) Mr. Taft served as the Company’s President and CEO from March 31, 2005 through his resignation on August 15, 2007.

(6) Mr. Odachowski was appointed Vice President of Supply Chain Management on September 6, 2005.  Figures shown for fiscal 2007 are through June 22, 2007, Mr. Odachowski’s last date of employment with the Company.

(7) Amount represents severance equal to three months of base salary, or $35,577 payable in one lump sum.
(8) Mr. Kleiner served as the Company’s CFO from January 11, 2006 through his resignation on July 7, 2006.
(9) Mr. Coleman served as Interim CFO from July 5, 2006 through February 8, 2007

GRANTS OF PLAN-BASED AWARDS

During fiscal year 2007, the Company did not make any grant to a Named Executive Officer pursuant to the 2005 Plan.

EMPLOYMENT AGREEMENTS

Current Officers

Other than as noted below for Mr. Morrison, there are no employment agreements in place for our [currently-employed] Named Executive Officers.  The following summarizes the overall compensation earned by the Named Executive Officers for the fiscal year ending June 24, 2007

            ●    Charles R. Morrison received a base salary of $99,038 and a bonus equaling $40,000
            ●    Ward T. Olgreen received a base salary of $154,929 and a bonus equaling $18,150
            ●    Danny K. Meisenheimer received a base salary of $138,825 and a bonus equaling $17,298
            ●    Darrell G. Smith received a base salary of $150,000 and a bonus equaling $16, 406

Charles R. Morrison entered into an employment letter with the Company on January 31, 2007.  Mr. Morrison’s employment letter provides for an annual base salary of $250,000, a bonus of $40,000 due on June 24, 2007 and an annual bonus based on criteria established annually by the Compensation Committee.  In the event that Mr. Morrison is terminated other than for “cause” (as defined in his employment letter), he is entitled to severance benefits equal to three months of annual base salary and continuation of health benefits for three months.

Other  Named Executive Officers are not covered under a general severance plan and any severance benefits payable to them would be determined by the Compensation Committee in its discretion.

Former Officers

Timothy P. Taft

Timothy P. Taft, our former President and CEO, entered into an employment agreement with the Company on March 31, 2005, which Mr. Taft agreed to amend effective November 30, 2006.  His employment agreement was for a term that extended through June 30, 2007.  It provided Mr. Taft with a total salary in the first 12 months of $1.00 plus any bonus determined by the Board.  During the six-month period between April 2006 and September 2006, Mr. Taft agreed to be paid a total salary of approximately $12,000.  Pursuant to his employment agreement, Mr. Taft began receiving a salary of $300,000 per year in October 2006.  In June 2007, Mr. Taft was eligible for a total bonus potential of $338,000, of which $138,000 was guaranteed.  His employment agreement also provided for a grant of 500,000 non-qualified stock options on March 31, 2005, with 50,000 of such options vesting immediately and the remainder vesting over three years.  On August 15, 2007 Mr. Taft submitted his resignation to the Company.  In connection with Mr. Taft’s resignation, the Company agreed to pay Mr. Taft severance of $300,000 representing one year of salary, payable in twelve equal monthly installments.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding outstanding equity awards at June 24, 2007 for the named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Charles R. Morrison (CFO, Interim President and CEO)	--	--	--	--	--	--	--	--	--

Ward T. Olgreen (Senior Vice President of World Wide Franchising)	--	--	--	--	--	--	--	--	--

Danny K. Meisenheimer Vice President of Brand Management)	--	--	--	--	--	--	--	--	--

Darrell G. Smith (Vice President of Development)	--	--	--	--	--	--	--	--	--

Former Officers

Timothy P. Taft (President and CEO)	300,000 (1)	200,000 (2)	--	$2.50	3/31/2015	--	--	--	--

Jack A. Odachowski (Vice President of Supply Chain)	--	--	--	--	--	--	--	--	--

Kevin A Kleiner (Controller and CFO)	--	--	--	--	--	--	--	--	--

Clinton J. Coleman (Interim CFO)	--	--	--	--	--	--	--	--	--

(1)
These options were granted on March 31, 2005 and became exercisable (vested) as follows: 50,000 vested immediately on March 31, 2005; 100,000 vested on March 31, 2006 and 150,000 vested on March 31, 2007

(2)
These options were granted on March 31, 2005 and were to become exercisable (vested) on March 31, 2008.  These options never vested due to the resignation of the former President and CEO on August 15, 2007.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information with respect to shares of the Company’s common stock acquired through exercises of stock options and the number of shares acquired and value realized on exercise by the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Charles R. Morrison (CFO, Interim President and CEO)	--	--	--	--

Ward T. Olgreen (Senior Vice President of World Wide Franchising)	30,000	12,614	--	--

Danny K. Meisenheimer (Vice President of Brand Management)	--	--	--	--

Darrell G. Smith (Vice President of Development)	--	--	--	--

Former Officers

Timothy P. Taft (President and CEO)	--	--	--	--

Jack A. Odachowski (Vice President of Supply Chain)	--	--	--	--

Kevin A. Kleiner (Controller and CFO)	--	--	--	--

Clinton J. Coleman (CFO)	--	--	--	--

PENSION BENEFITS

The Company has no plans that provide payments or other benefits in connection with retirement.

NONQUALIFIED DEFERRED COMPENSATION

The Company has no plan for the deferral of compensation on a basis that is not tax-qualified.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of June 24, 2007 regarding the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (b)

Equity compensation plans approved by security holders	88,358	$2.77	1,403,759
Equity compensation plans not approved by security holders	500,000	$2.50	0
Total	588,358	$2.54	1,403,759

(a)   Under the 2005 Plan 1,000,000 shares are authorized and available for future option grants.  Under the 2005 Director Plan 500,000 shares were authorized and 437,758 are available for future option grants as of June 24, 2007.  There are no shares available for grant under the 1993 Employee Stock Award Plan and the 1993 Outside Directors Stock Award Plan, both of which expired in September 2003.

(b)    Reflects shares granted to Mr. Taft in March 2005 pursuant to a Nonqualified Stock Option Agreement described in “Compensation Committee Report on Executive Compensation – Executive Employment Agreements” below.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee administers the Company’s executive compensation program, and its members are appointed by the Board.  In this regard, the role of the Compensation Committee is to oversee our compensation plans and policies, annually review and approve all executive officers’ compensation decisions, and administer our stock option plans (including reviewing and approving stock option grants to executive officers).  The Compensation Committee’s charter reflects these various responsibilities, and the Compensation Committee and the Board periodically review and revise the charter.  The Compensation Committee’s membership is determined by the Board and is composed entirely of independent directors.  The Compensation Committee meets at scheduled times during the year, and it also considers and takes action by written consent.  The Compensation Committee Chairman reports on its actions and recommendations at Board meetings.  The Company’s Human Resources and Legal Departments support the Compensation Committee in its work and in some cases the Human Resources Department acts pursuant to delegated authority to fulfill various functions in administering the Company’s compensation programs.  In addition, the Compensation Committee has the authority to engage the services of outside Attorneys, advisers, experts and others to assist it.

The Compensation Committee and the Board have adopted a charter to conform to the Compensation Committee’s responsibilities under the revised NASDAQ standards, new rules adopted by the SEC and the provisions of the Sarbanes-Oxley Act.

Compensation Philosophy and Practice

In its administration and periodic review of executive compensation, the Compensation Committee believes in aligning the interests of the executive officers with those of the Company’s shareholders.  To accomplish this, the Compensation Committee seeks to structure and maintain a compensation program that is directly and materially linked to individual performance, operating performance and enhancement of shareholder value.

Tax Deductibility under Section 162(m)

As noted, the Company’s compensation policy is primarily based upon the practice of pay-for-performance.  Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to the Principal Executive Officer and the other most highly compensated executive officers of the Company.  The Compensation Committee currently believes that the Company should be able to continue to manage its executive compensation program for these officers so as to preserve the related federal income tax deductions.

Stock Options

The Company established the 2005 Plan for the purpose of aligning employee and shareholder interests.  The Compensation Committee administers the 2005 Plan.  Subject to the terms of the 2005 Plan, and automatic option grants to non-employee directors pursuant to the 2005 Directors Plan, the Compensation Committee determines the persons who are to receive awards, the number of shares subject to each such award and the terms, types and conditions of such awards.  The Compensation Committee also has the authority to construe and interpret any of the provisions of the 2005 Plan or any awards granted thereunder.

In determining whether an award should be made, and/or the vesting schedule for any such award, subject to the terms of the 2005 Plan, the Compensation Committee may impose whatever conditions to vesting it deems appropriate. For example, the Compensation Committee may decide to grant an award only if the participant satisfies performance goals established by the Compensation Committee.  The Compensation Committee may choose performance periods and performance goals that differ from participant to participant.  The Compensation Committee may choose performance goals based on either Company-wide or departmental results, as deemed appropriate in light of the participant’s specific responsibilities.  For purposes of qualifying awards as performance-based compensation under Section 162(m), the Compensation Committee may (but is not required to) specify performance goals for the entire Company and/or one or more individual departments.  Performance goals may be based upon business criteria including: net income, earnings per share, return on equity, EBITDA, or other financial or performance-related measures.

The Company will continue to monitor changes in the marketplace relating to equity compensation and respond appropriately.  We have periodically reviewed our option grant guidelines, among other reasons, in response to evolving market practices and will continue to be vigilant in this regard so that we may consider prevailing market standards in our effort to provide a competitive mix of cash and equity compensation.

Timing and Pricing of Option Awards

It is the policy of the Board and the Compensation Committee when approving stock option grants to employees and directors, whether pursuant to a shareholder approved plan or individual non-plan grants, to price all such grants at the fair market value of the Common Stock on the date of the grant (or, in the case of certain past option grants, at the fair market value of the Common Stock at the close of trading on the trading day immediately preceding the grant date).  It is not the policy, practice or intended result of executive management, the Board or the Compensation Committee in granting stock options to engage in or approve of backdating option grants, selecting option exercise prices that differ from the underlying stock’s price on the grant date (except as may be allowed by applicable laws and accounted for in accordance with generally accepted accounting principles), or timing the grant of options to coordinate with the release of material nonpublic information.

For all option grants made pursuant to shareholder approved plans, option grant exercise prices, method of fixing grant dates, vesting requirements and expiration dates are specified in each such plan.  There are currently two such plans, the 2005 Plan and the 2005 Directors Plan.  Both plans provide that the date of a stock option award will be the effective date that the award is made to a plan participant.  Both plans also provide that all stock option awards will be issued at fair market value, which is defined in the plans as the closing price of the Common Stock on the NASDAQ exchange on the date that the award is made.

Conclusion

We have reviewed with the Company’s executive management and all components of compensation paid to Mr. Taft, Mr. Morrison and each of the Company’s principal executive officers in fiscal year 2007, including base salary, bonus and equity compensation.  Based upon this review and consideration of the Company’s overall executive officer compensation objectives, the Compensation Committee finds such total compensation to be appropriate, and recommends that the Compensation Committee Report be included in this proxy statement.

Submitted to the Board by the undersigned members of the Compensation Committee.

                                                                                     Compensation Committee

                                        Steven J. Pully, Chairman
                                        Ramon D. Phillips
                                        Steven M. Johnson

The Compensation Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates the Compensation Committee Report therein by reference.

Compensation Committee Interlocks and Insider Participation

None.

FEES PAID TO INDEPENDENT AUDITORS

The following table shows the fees the Company paid or accrued for audit and other services provided by BDO Seidman, LLP in fiscal 2006 and 2007.

	BDO Seidman
	2006	2007
Audit Fees	$175,194	$175,434
Audit-Related Fees	15,149	25,000
Tax Fees	7,950	--
All Other Fees	--	$17,833
Total	$198,293	$218,267

Audit Fees.  This category represents aggregate fees billed by BDO Seidman, LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended June 25, 2006 and June 24, 2007, respectively, and the reviews of the financial statements included in the Company’s Forms 10-Q for those years.

Audit-Related Fees.  These fees consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.  This category includes fees related to the performance of audits and attest services not required by statute or regulations, audits of the Company’s benefits plans, review of the Company’s 2007 Uniform Franchise Offering Circular and providing consent to include audited financial statements, and accounting consultations regarding the application of generally accepted accounting principles to proposed transactions.

Tax Fees.  These fees consist of amounts billed by BDO Seidman, LLP for tax services, including preparation and review of the Company’s federal and state income tax returns, during fiscal years 2006 and 2007.

All Other Fees.  These fees consist of amounts billed by BDO Seidman, LLP for work related to the distribution outsourcing and sale leaseback transaction in the second quarter of fiscal 2007.

In considering and authorizing these payments to the independent auditors for services unrelated to performance of the audit of the Company’s financial statements, the Audit Committee has determined that all such services undertaken by the independent auditors are not inconsistent with the independent auditor’s performance of the audit and financial statement review functions and are compatible with maintaining the independent auditor’s independence.

Policy of the Audit Committee for Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditor

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of, the independent auditor.  In accordance with Audit Committee policy and the requirements of law, all services to be provided by BDO Seidman, LLP are pre-approved by the Audit Committee.  Pre-approval applies to audit services, audit-related services, tax services and other services. In some cases, pre-approval is provided by the full Audit Committee for up to a year, and relates to a particular defined task or scope of work and is subject to a specific budget.  In other cases, the Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee.  In fiscal 2007, 100% of all audit services and non-audit services performed by BDO Seidman, LLP were pre-authorized by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.  The Audit Committee is currently composed of two independent directors and acts under a written charter approved and adopted by the Board on April 15, 2003.  The Audit Committee reviews its Charter on an annual basis.  Each of the members is independent as defined by NASDAQ’s listing standards and as required by the Sarbanes-Oxley Act.  After a full review and analysis, the Board positively reaffirmed that each member is independent within the meaning of Rule 4200(a)(15) of the listing standards of the NASDAQ and the rules and regulations of the SEC, as such requirements are defined as of the mailing date of this proxy statement.  The Board annually reviews the NASDAQ listing standards’ definition of independence for audit committee members and makes an annual determination of the independence of Audit Committee members.

The Board has made an affirmative determination that nominee W.C. Hammett, Jr., if elected, will satisfy SEC Rule 10A-3(b)(1), and thus may serve as a member of the Audit Committee.   As a result, effective as of the date of the annual meeting of shareholders, the Company believes that it will be in compliance with the audit committee composition requirements under NASDAQ Marketplace Rule 4350(d)(2)(A) and NASDAQ Marketplace Rule 4200(a)(15) and Rule 10A-3(b)(1) of the Exchange Act.

The Board of Directors has determined that at least one member of the Audit Committee, Mr. Phillips, is an “audit committee financial expert,” as defined by SEC rules and regulations.  This designation results from a disclosure requirement of the SEC related to Mr. Phillips’ experience and understanding with respect to certain accounting and auditing matters.  The SEC believes this designation does not impose upon Mr. Phillips any duty, obligation or liability that is greater than is generally imposed on him as a member of the Audit Committee and the Board, and that his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duty, obligation or liability of any other member of the Audit Committee or the Board.  For an overview of Mr. Phillips’ relevant experience, see the section entitled “Continuing Directors” above.

The Audit Committee reviewed and discussed the Company’s audited financial statements with management.  It also discussed with BDO Seidman, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees”, as amended by Statement on Auditing Standards No. 90.  In addition, BDO Seidman, LLP also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Committee discussed with BDO Seidman, LLP that firm’s independence.

The Audit Committee is responsible for recommending to the Board that the Company’s financial statements be included in the Company’s annual report.  Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations.  The Company’s independent auditor, BDO Seidman, LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements to generally accepted accounting principles.

Based on the discussions with BDO Seidman, LLP concerning the audit, the financial statement review, and other such matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s 2007 Annual Report on Form 10-K for the fiscal year ended June 24, 2007, for filing with the SEC.

In accordance with the rules of the SEC, the foregoing information, which is required by paragraphs (a) and (b) of Regulation S-K Item 306, shall not be deemed to be “soliciting material”, or to be “filed” with the SEC or subject to the SEC’s Regulation 14A, other than as provided in that Item, or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Submitted to the Board by the undersigned members of the Audit Committee.

Audit Committee
                                        Ramon D. Phillips, Chairman
                                        Robert B. Page
                                        James K. Zielke

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report therein by reference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information, as of November 5, 2007, concerning beneficial ownership by:
▪	Holders of more than 5% of the Company’s Common Stock;
▪	Company directors and each of the Named Executive Officers set forth in the Summary Compensation Table set forth below; and
▪	Company directors and executive officers as a group (seven directors and four executive officers).

The information provided in the table is based upon the Company’s records, information filed with the SEC and information provided to the Company, except where otherwise noted.

The number of shares beneficially owned by each entity or individual is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting or investment power and also any shares that the entity or individual has the right to acquire as of January 4, 2008 (60 days after November 5, 2007) through the exercise of any stock option or other right.  Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

Name of Beneficial Owner	Shares Beneficially Owned	Percent of Class

Beneficial owners of more than 5%
Newcastle Partners, L.P.(a) Newcastle Capital Management, L.P. Newcastle Capital Group, L.L.C. 300 Crescent Court, Ste. 1110 Dallas, TX 75201	4,760,550	47.0%
Hoak Public Equities, L.P.(b) Hoak Fund Management, L.P. 500 Crescent Court, Ste. 220 Dallas, TX 75201	525,000	5.2%
Current directors and named executive officers
    Mark E. Schwarz (a)(c)
    Robert B. Page
    Steve Johnson
    Ramon D. Phillips (e)
    Steven J. Pully (a)(c)
    Jim Zeilke
    Clinton Coleman
    Ward T. Olgreen (c)
    Darrell G. Smith
    Danny K. Meisenheimer
    Charles R. Morrison
	4,805,550 -- 10,000 11,590 26,787 10,000 -- 48,506 7,500 7,228 9,000	47.4% -- * * * * -- * * * *
New nominee directors
W.C. Hammett, Jr.	--	--
All directors, nominees and executive officers as a group	4,936,161	48.7%

 *             Represents holdings of less than one percent.

(a)
Newcastle Capital Management, L.P. is the general partner of Newcastle Partners, L.P., Newcastle Capital Group, L.L.C. is the general partner of Newcastle Capital Management, L.P., and Mark E. Schwarz is the managing member of Newcastle Capital Group, L.L.C.  Accordingly, each of Newcastle Capital Management, L.P., Newcastle Capital Group, L.L.C. and Mr. Schwarz may be deemed to beneficially own the shares of Common Stock beneficially owned by Newcastle Partners, L.P.  In addition, Newcastle Partners, L.P., Newcastle Capital Management, L.P., Newcastle Capital Group, L.L.C., Mr. Schwarz and Mr. Pully are members of a Section 13d reporting group and may be deemed to beneficially own shares of Common Stock owned by the other members of the group.  Newcastle Partners, L.P., Mr. Schwarz and Mr. Pully also directly own shares of Common Stock.  Mr. Pully disclaims beneficial ownership of the shares of Common Stock beneficially owned by Newcastle Partners, L.P.  Mr. Schwarz directly owns 15,000 shares of Common Stock, including options to acquire 30,000 shares of Common Stock.

(b)
Hoak Fund Management, L.P. is the general partner of Hoak Public Equities, L.P., James M. Hoak & Co. is the general partner of Hoak Fund Management, L.P., and J. Hale Hoak is the President of James M. Hoak & Co.  Accordingly, each of Hoak Fund Management, L.P., Hoak Public Equities, L.P, James M. Hoak & Co., and Mr. Hoak may be deemed to own the shares of Common Stock beneficially owned by Hoak Public Equities, L.P.  Dorothy Tyson Hoak, the spouse of J. Hale Hoak, beneficially owns 5,000 shares of Common Stock as to which beneficial ownership is disclaimed by Hoak Public Equities, L.P.

(c)
Includes vested options and options vesting as of January 4, 2008 (60 days after November 5, 2007) under the Company’s stock option plans, as follows: 30,000 shares for Mr. Schwarz, and 17,858 shares for Mr. Pully

(d)	Mr. Phillips shares voting and investment power for 5,333 shares with the other shareholders of Wholesale Software International, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and the persons who own more than ten percent of the Common Stock to file initial reports of ownership of Common Stock and reports of changes of ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. and to furnish the Company with copies of such reports.  The Company believes that, during the preceding fiscal year, all of the Company’s executive officers, directors and holders of more than 10% of Common Stock timely filed all reports required by Section 16(a) of the Act, except as noted.  In making these statements, the Company has relied upon examination of its records, copies of Forms 3, 4 and 5, and amendments thereto, provided to the Company and the representations of its directors, executive officers and 10% shareholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Company Policies.  It is our policy that all employees must avoid any activity that is or has the appearance of being hostile, adverse or competitive with the Company, or that interferes with the proper performance of their duties, responsibilities or loyalty to the Company.  These policies are included in our Code of Business Conduct described above.  The Code of Business Conduct can be viewed at the Company’s website at http://www.pizzainn.com.  Each director and executive officer is instructed to always inform the Board when confronted with any situation that may be perceived as a conflict of interest, even if the person does not believe that the situation would violate the Company’s guidelines.  If in a particular circumstance it is concluded that there is or may be a perceived conflict of interest, the Board will instruct the Company’s legal department to work with the relevant departments within the Company to determine if there is a conflict of interest.  Any waivers of these conflict rules with regard to a director or executive officer require the prior approval of the Board or the Audit Committee.

NASDAQ Rules.  Conflict of interest situations are also governed by the NASDAQ rules defining “independent” director status. Each of our directors qualify as “independent” in accordance with the NASDAQ rules.  The NASDAQ rules include a series of objective tests that would not allow a director to be considered independent if the director had certain employment, business or family relationships with the Company.  The NASDAQ independence definition includes a requirement that the Board also review the relations of each independent director to the Company on a subjective basis.  In accordance with that review, the Board has made a subjective determination as to each independent director that no relationships exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management.

SEC Rules.  In addition to the Company and NASDAQ policies and rules described above, the SEC has specific disclosure requirements covering certain types of transactions involving the Company and a director, executive officer or other specified party.  Specifically, other than described herein, we have not participated in any transaction since the beginning of fiscal year 2007, or any currently proposed transaction, to which the Company was or is to be a party, in which the amount involved exceeds $120,000 and in which any related person had, or will have, a direct or indirect material interest.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative annual total shareholder return (change in share price plus reinvestment of any dividends) on the Common Stock versus two indexes for the past five fiscal years.  The graph assumes $100 was invested on the last trading day of the fiscal year ending June 30, 2002.  Prior to the first quarter of fiscal year 1998 and subsequent to the second quarter of fiscal year 2001, the Company did not pay cash dividends on its Common Stock during the applicable period.  The Dow Jones Equity Market Index is a published broad equity market index.  The Dow Jones Travel and Leisure U.S. Restaurants and Bars Index is compiled by Dow Jones and Company, Inc., and replaces the Dow Jones Entertainment and Leisure Restaurant Index charted in this graph in previous years.  The Dow Jones U.S. Restaurants and Bars Index is composed of 104 public companies, including the Company, engaged in restaurant or related businesses.

MISCELLANEOUS

Annual Report and Form 10-K and 10-K/A

A copy of our 2007 Annual Report, which includes our 2007 Form 10-K and Form 10-K/A, is enclosed.  Shareholders may request another free copy of our 2007 Annual Report from:

Pizza Inn, Inc.
Attn: Investor Relations
3551 Plano Parkway
The Colony, TX 75056
(800) 880-9955
http://www.pizzainn.com

Alternative, current and prospective investors can access the 2007 Annual Report on the Investor Relations page of our web site at:
http://www.pizzainn.com

We will also furnish any exhibit to the 2007 Form 10-K and Form 10-K/A as specifically requested.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT OR ANNEXED HERETO TO VOTE ON THE MATTERS SET FORTH ABOVE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED NOVEMBER 16, 2007.  YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Appendix B

This Proxy, when properly executed, will be voted by the Proxies in the manner designated below.
If this Proxy is returned signed but without a clear voting designation, the Proxies will vote FOR Item 1 and Item 2.
Please mark Your votes as indicated in this example. ☒

Item 1.	ELECTION OF DIRECTORS
Nominees: Steven M. Johnson, James K. Zielke, Jr., Robert B. Page, Ramon D. Phillips, Mark E. Schwarz,  Clinton Coleman, W.C. Hammett, Jr. (or any substitute nominee or substitute nominees, if any of the foregoing persons is unable to serve or for good cause will not serve)

	FOR	WITHHELD FOR ALL		WITHHELD FOR: (Write that nominee’s name in the space provided below).
	☐	☐

Item 2.	RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS, BDO SEIDMAN, LLP
	FOR	AGAINST	ABSTAIN
	☐	☐	☐

 If you plan to attend the Annual Meeting, please mark the WILL ATTEND block.

WILL ATTEND ☐

Date _____________________________________________________, 2007

______________________________________________________
Signature

______________________________________________________
Signature if held jointly

NOTE: Please sign as name appears hereon. Joint owners should each sign.  When signing as attorney, executor, administrator, trustee, or guardian, please give full title.

∆                ∆
FOLD AND DETACH HERE

PROXY

(1) THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
PIZZA INN, INC.
3551 Plano Parkway
The Colony, Texas 75056
Annual Meeting of Shareholders on December 13, 2007

The undersigned, revoking all proxies heretofore given, hereby appoints Danny Meisenheimer and Ward Olgreen, or either of them, as proxies of the undersigned, with full power of substitution and resubstitution, to vote on behalf of the undersigned the shares of Pizza Inn, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m., Dallas time, on Wednesday, December 13, 2007, at the Company’s corporate offices, 3551 Plano Parkway, The Colony, Texas 75056, and at all adjournments thereof, as fully as the undersigned would be entitled to vote if personally present, as specified on the reverse side of this card and on such other matters as may properly come before the meeting or any adjournments thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted by the Proxies in the manner designated below. If this Proxy is returned signed but without a clear voting designation, the Proxies will vote FOR Item 1 and Item 2.

Please mark your votes as indicated in this example.     ☒

The Board of Directors recommends a vote FOR Item 1 and Item 2.